410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Second Quarter and First Six Months of Fiscal 2016 Results

CHICAGO-(March 9, 2016)-Oil-Dri Corporation of America (NYSE: ODC) today announced net income for the second quarter of fiscal 2016 of $3,821,000, or $0.53 of diluted earnings per share, compared to net income of $2,797,000, or $0.39 of diluted earnings per share, in the same quarter of the prior year. Net sales of $65,367,000 in the quarter increased by 1% compared to net sales of $64,643,000 in the same quarter of the prior year.

Net income for the first six-months was $9,244,000, or $1.28 of diluted earnings per share, up from net income of $4,917,000, or $0.69 of diluted earnings per share, in the same period of fiscal 2015. Net sales for the six-month period were $133,162,000, a 2% increase compared with net sales of $130,687,000 in the same period one year ago.

BUSINESS REVIEW

President and Chief Executive Officer Daniel S. Jaffee said, “The substantial increase in net income was generated by the Retail and Wholesale segment despite only a small increase in sales. Sales for the segment were up 1% in the first six months, while the bottom line increased by 351%.

Net sales of our Fresh & Light and private label lightweight litters increased slightly despite a reduction in promotional spending compared to the second quarter of last year. Our new and improved Fresh & Light Ultimate Care products started shipping in January.

Overall, the quarter and year-to-date results benefited from a favorable product mix and lower energy, packaging and freight costs. Our margins continue to increase as our commitment to selling higher value products intensifies.”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

SEGMENT REVIEW

BUSINESS TO BUSINESS

Second Quarter Results
	Three Month Period
	November 1 - January 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$22,625,000	$23,047,000	-2%
Segment Income	$7,576,000	$7,443,000	2%

Six Month Results
	Six Month Period
	August 1 - January 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$48,446,000	$46,695,000	4%
Segment Income	$16,745,000	$14,314,000	17%

Verge engineered granules and Agsorb agricultural carriers performed exceptionally well due to growth from both existing and new customers. Agricultural product sales increased 13% in the quarter and 27% in the six-month period.

Net sales of Pure-Flo fluids purification products and Amlan animal health products were down in both periods. Amlan's expenses increased due to the launch of two new intestinal health products, Varium and NeoPrime.

Segment income improved in both periods due to lower natural gas, freight and packaging costs.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

RETAIL AND WHOLESALE

Second Quarter Results
	Three Month Period
	November 1 - January 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$42,742,000	$41,596,000	3%
Segment Income	$4,295,000	$1,262,000	240%

Six Month Results
	Six Month Period
	August 1 - January 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$84,716,000	$83,992,000	1%
Segment Income	$9,697,000	$2,148,000	351%

The net sales increase in both the second quarter and six-month periods was driven by our branded and private label lightweight cat litters, including the recently introduced Fresh & Light Ultimate Care products.

Segment income improved in both the second quarter and the six-month periods due to a favorable product mix, reduced trade spending and lower costs for natural gas, freight and packaging.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

FINANCIAL REVIEW

Cash, cash equivalents, and short-term investments at January 31, 2016 totaled $28,919,000, compared to $13,703,000 a year ago.

Cash provided by operating activities was $17,051,000 for the six months ended January 31, 2016, which was $6,444,000 higher than the $10,607,000 for the same period of last year, due to higher net income and overall positive changes in working capital.

Capital expenditures for the six months ended January 31, 2016 totaled $4,795,000, which was $1,119,000 less than depreciation and amortization of $5,914,000. By comparison, capital expenditures totaled $9,920,000 in the same period of last year.

On December 8, 2015, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.21 per share of outstanding Common Stock and $0.1575 per share of outstanding Class B Stock. The dividends were paid on March 4, 2016, to stockholders of record at the close of business on February 19, 2016. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for the past twelve years. At the end of the second quarter, the annualized dividend yield on the Company’s Common Stock was 2.2%, based on the closing stock price on January 29, 2016 of $37.50 per share and the latest quarterly cash dividend of $0.21 per share.

LOOKING FORWARD

President and Chief Executive Officer Daniel Jaffee continued, “We are very excited to have announced the new and improved Cat’s Pride Fresh & Light Ultimate Care. We believe in our high value products and early results indicate that our customers do too.

According to third party market research, the overall cat litter category has grown by 4.4% in the latest 12-week period, ending January 31, 2016. Sales of lightweight scoopable litters grew 44%, and reported retail sales of our lightweight scoopable litters grew 11.4% in the period.

We plan to enhance the presence of our brand on a national level by rolling out our largest media effort to date. We have developed a national campaign featuring actress Katherine Heigl which includes TV, print, digital and radio advertising. The campaign highlights Fresh & Light Ultimate Care’s superior performance. Concurrently, we are very proud to have announced a partnership with the Jason Debus Heigl Foundation. A portion of every Ultimate Care sale will support the Foundation’s animal advocacy work.

While we believe this campaign is a terrific investment for the long term, it will substantially add to expenses for the remainder of the year, and thus reduce earnings in the third and fourth quarters. We anticipate expenses associated with the promotion of our

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

new and improved Ultimate Care products will substantially exceed those similarly incurred when our team created and launched the lightweight litter category.”

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty, industrial and automotive markets and is a leading manufacturer of cat litter.

The Company will offer a live webcast of the second quarter earnings teleconference on Thursday, March 10, 2016 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

“Oil-Dri,” “Cat’s Pride,” “Fresh & Light,” “Fresh & Light Ultimate Care,” “Agsorb,” “Pure-Flo,” “Verge,” and “Amlan” are registered trademarks of Oil-Dri Corporation of America. “Varium,” and “NeoPrime” are trademark of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Second Quarter Ended January 31,
	2016	% of Sales	2015	% of Sales
Net Sales	$65,367	100.0%	$64,643	100.0%
Cost of Sales	(46,305)	70.8%	(49,410)	76.4%
Gross Profit	19,062	29.2%	15,233	23.6%
Operating Expenses	(13,662)	20.9%	(10,952)	16.9%
Operating Income	5,400	8.3%	4,281	6.6%
Interest Expense	(252)	0.4%	(307)	0.5%
Other Expenses	(79)	0.1%	(88)	0.1%
Income Before Income Taxes	5,069	7.8%	3,886	6.0%
Income Taxes	(1,248)	1.9%	(1,089)	1.7%
Net Income	$3,821	5.8%	$2,797	4.3%
Net Income Per Share:
Basic Common	$0.57		$0.43
Basic Class B Common	$0.43		$0.32
Diluted	$0.53		$0.39
Average Shares Outstanding:
Basic Common	4,982		4,953
Basic Class B Common	2,055		2,022
Diluted	7,096		7,030

	Six Months Ended January 31,
	2016	% of Sales	2015	% of Sales
Net Sales	$133,162	100.0%	$130,687	100.0%
Cost of Sales	(93,447)	70.2%	(101,685)	77.8%
Gross Profit	39,715	29.8%	29,002	22.2%
Operating Expenses	(26,539)	19.9%	(21,561)	16.5%
Operating Income	13,176	9.9%	7,441	5.7%
Interest Expense	(511)	0.4%	(689)	0.5%
Other Expenses	(56)	—%	(1)	—%
Income Before Income Taxes	12,609	9.5%	6,751	5.2%
Income Taxes	(3,365)	2.5%	(1,834)	1.4%
Net Income	$9,244	6.9%	$4,917	3.8%
Net Income Per Share:
Basic Common	$1.39		$0.75
Basic Class B Common	$1.04		$0.56
Diluted	$1.28		$0.69
Average Shares Outstanding:
Basic Common	4,978		4,951
Basic Class B Common	2,046		2,016
Diluted	7,074		7,023

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

		As of January 31,
		2016	2015
Current Assets
Cash and Cash Equivalents		$13,827	$12,763
Short-term Investments		15,092	940
Accounts Receivable, Net		30,708	32,255
Inventories		22,949	23,661
Prepaid Expenses		10,144	7,409
Total Current Assets		92,720	77,028
Property, Plant and Equipment, Net		79,449	79,702
Other Assets		26,886	27,584
Total Assets		$199,055	$184,314

Current Liabilities
Current Maturities of Notes Payable		$3,083	$3,483
Accounts Payable		7,704	6,191
Dividends Payable		1,407	1,313
Accrued Expenses		19,960	16,733
Total Current Liabilities		32,154	27,720
Noncurrent Liabilities
Notes Payable		12,333	15,417
Other Noncurrent Liabilities		36,497	34,250
Total Noncurrent Liabilities		48,830	49,667
Stockholders' Equity		118,071	106,927
Total Liabilities and Stockholders' Equity		$199,055	$184,314

Book Value Per Share Outstanding		$16.81	$15.35

Acquisitions of:
Property, Plant and Equipment	Second Quarter	$3,030	$4,203
	Year To Date	$4,795	$9,920
Depreciation and Amortization Charges	Second Quarter	$2,975	$3,016
	Year To Date	$5,914	$5,936

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months Ended
	January 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$9,244	$4,917
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	5,914	5,936
Decrease (Increase) in Accounts Receivable	521	(1,431)
(Increase) Decrease in Inventories	(1,674)	822
Decrease in Accounts Payable	(201)	(1,232)
Increase (Decrease) in Accrued Expenses	3,295	(867)
Increase in Pension and Postretirement Benefits	554	519
Other	(602)	1,943
Total Adjustments	7,807	5,690
Net Cash Provided by Operating Activities	17,051	10,607

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(4,795)	(9,920)
Restricted Cash	—	129
Net (Purchase) Dispositions of Investment Securities	(12,900)	1,701
Other	249	123
Net Cash Used in Investing Activities	(17,446)	(7,967)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,484)	(3,500)
Dividends Paid	(2,783)	(2,623)
Purchase of Treasury Stock	(18)	—
Other	336	31
Net Cash Used in Financing Activities	(5,949)	(6,092)

Effect of exchange rate changes on cash and cash equivalents	33	(15)

Net Decrease in Cash and Cash Equivalents	(6,311)	(3,467)
Cash and Cash Equivalents, Beginning of Period	20,138	16,230
Cash and Cash Equivalents, End of Period	$13,827	$12,763

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256